UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On February 19, 2008, the Board of Directors of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected Patrick J. Sullivan to serve on its board of directors, effective February 25, 2008.

In connection with his election to the Board of Directors, Mr. Sullivan will receive $11,667 and a stock award of PerkinElmer common stock with a fair market value of $16,667, the prorated portion of the current annual compensation for the Company’s non-employee directors. In keeping with PerkinElmer’s director compensation program, he also will receive an initial one-time grant of a stock option for 10,000 shares of PerkinElmer common stock. Each award will be made on the customary terms and conditions of grants to PerkinElmer’s non-employee directors.

A copy of the Company’s press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release entitled “PerkinElmer Elects Patrick J. Sullivan as Director” dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: February 25, 2008	By:	/s/ Katherine A. O’Hara
	Name:	Katherine A. O’Hara
	Title:	Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release entitled “PerkinElmer Elects Patrick J. Sullivan as Director” dated February 25, 2008